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                                                                    EXHIBIT 9(b)


               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100
                           TELECOPIER (202) 965-8104


                               November 29, 2000


Peoples Benefit Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectuses contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (File No. 33-80958) filed by Peoples Benefit Life Insurance Company and Peoples Benefit Life Insurance Company Separate Account V with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                Very truly yours,

                                /s/ Jorden Burt Boros Cicchetti Berenson &
                                Johnson LLP
                                ------------------------------------------------
                                Jorden Burt Boros Cicchetti Berenson &
                                Johnson LLP